UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2016

Date of Report (Date of earliest event reported)

UNI LINE CORP.

(Exact name of Registrant as specified in charter)

Nevada	333-196336	42-1777496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1609, Feng Rui Ge, Fenghu Building, Buji, Luohu, Shenzhen, Guangdong, China (Address of principal executive offices)	518000 (Zip Code)

86-755-25832840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2016, Uni Line Corp., or the Company, entered into a share purchase agreement (the “Purchase Agreement”) with Porter Group Limited, a Republic of Seychelles company (“PGL”), and shareholders holding all issued and outstanding shares of PGL (the “PGL Shareholders”), pursuant to which the Company has agreed to acquire all issued and outstanding shares of PGL (“Share Acquisition”). Under the terms of the Purchase Agreement, the Company will pay the PGL Shareholders an aggregate of $40.0 million in consideration of the Share Acquisition, consisting of $40.0 million in shares of the Company’s common stock, represented by 500,000,000 shares of the Company’s common stock to be issued at closing on or before June 18, 2017, par value 0.001 per share (“Company Common Stock”).  The total number of issued and outstanding common stock of the Company is now 8,110,000.

The shares of Company Common Stock to be issued to the PGL Shareholders as purchase price for the Share Acquisition will be issued to the PGL Shareholders without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary closing conditions, including, among others, the requisite consent to the adoption of the Share Acquisition and issuance of the Company Common Stock by the shareholders of the Company, and the provision of a valuation report of PGL and a full and up-to-date audit of the financial position of PGL, both satisfactory to the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Purchase Agreement, the full amount of consideration to be delivered to the PGL Shareholders consists of 500,000,000 shares of Company Common Stock to be issued at closing. This issuance of these shares of Company Common Stock is expected to be made in reliance on one or more of the following exemptions or exclusions from the registration requirements of the Securities Act: Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignation

On December 16, 2016, Chen Jun notified the Company of his decision to resign as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as Chairman of the board of directors of the Company (the “Board”) effective December 19, 2016.  The Board accepted Mr. Chen’s resignation as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as Chairman of the board of directors of the Company on the same date. Mr. Chen will continue to serve as a member of the Board.

Officer Appointment

On December 16, 2016, Mr. Chen Zonghua consented to be appointed and was appointed President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company effective December 19, 2016. Mr. Chen, age 41, has served as general manager, corporate representative and executive director in Shenzhen Porter City Investment Management Co., Ltd., located in Luohu District, Shenzhen, Guangdong Province, China, since May 2013 with responsibilities including site selection and promotion of “Porter City - O2O Industry and Trade Financial Platform” project. From September 2010 to April 2013, Mr. Chen served as executive general manager in Shenzhen Porter Warehouse E-commerce Co., Ltd., located in Luohu District, Shenzhen, Guangdong Province, China, with responsibilities including the development of O2O (online to offline) business model. Mr. Chen holds a College Diploma in Accounting from Shenzhen University and a Postgraduate Diploma in Economics from Guangdong Academy of Social Sciences.

There are no family relationships between Mr. Chen and any director, executive officer, or other employee of the Company. Mr. Chen is a general manager, corporate representative and executive director in Shenzhen Porter City Investment Management Co., Ltd. which is a wholly-owned subsidiary of PGL and is also a shareholder of PGL. Pursuant to the Purchase Agreement disclosed in Item 1.01 of this report, at closing of the Share Acquisition, Mr. Chen will receive $2.4 million as consideration to be paid by the Company for acquisition of his equity ownership in PGL, represented by 30,000,000 shares of Company Common Stock to be issued to Mr. Chen at closing.

Increase of Board Size and Election of Directors

On December 16, 2016, the shareholders of the Company holding more than a majority of the voting power approved and adopted resolutions by signing a written consent without a meeting to increase the size of the Board from one member to five members and to elect Chen Zonghua and Cong Maozi to be members of the Board, effective December 19, 2016.  Mr. Chen was also appointed to be the Chairman of the Board. As of the date of this report, there has been no determination as to the appointment of Mr. Chen or Mr. Cong to any committees of the Board.

There are no family relationships between Mr. Cong and any director, executive officer, or other employee of the Company. Mr. Cong is a shareholder of PGL. Pursuant to the Purchase Agreement disclosed in Item 1.01 of this report, at closing of the Share Acquisition, Mr. Cong will receive $1.2 million as consideration to be paid by the Company for acquisition of his equity ownership in PGL, represented by 15,000,000 shares of Company Common Stock to be issued to Mr. Cong at closing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Purchase Agreement dated December 16, 2016, by and among Uni Line Corp., Porter Group Limited, and shareholders holding all issued and outstanding shares of Porter Group Limited.

* The schedules and exhibits to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Uni Line Corp. will furnish copies of any such schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2016	Uni Line Corp.

	By:	/s/ Chen Jun
		Name:	Chen Jun
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Purchase Agreement dated December 16, 2016, by and among Uni Line Corp., Porter Group Limited, and shareholders holding all issued and outstanding shares of Porter Group Limited.